UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

TOUCHPOINT GROUP HOLDINGS INC.

(Exact name of registrant as specified in charter)

Delaware	001-36530	46-3561419
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

4300 Biscayne Blvd., Suite 203, Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

(305) 420-6640

(Registrant’s telephone number, including Area Code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item. 1.01 Entry into a Definitive Material Agreement

Item. 3.02 Unregistered Sales of Equity Securities

On December 29, 2020 the Board of directors approved the conversion of unpaid compensation and expenses due to certain members of the Board of directors totaling $967,670 into 59,732,764 shares of common stock of the Company. The debt was converted at a price of $0.0162 per share, equal to the closing price quoted on December 28, 2020. In addition to this conversion of the Company’s obligations to certain directors into equity the Company determined to issue 5,000,000 shares of common stock to a key employee who has been working on the roll-out of the Touchpoint software to key customers.

As the shares were issued in private transactions, are deemed restricted securities and the certificates representing the shares will bear a restrictive Securities Act legend. Consequently, the issuances are deemed exempt pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHPOINT GROUP HOLDINGS, INC.

Dated: December 31, 2020	By:	/s/ Mark White
	Name:	Mark White
	Title:	President and Chief Executive Officer